EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-98547 of Entrust, Inc. on Form S-8 of our report dated September 27, 2002, appearing in this Annual Report on Form 11-K of the Entrust, Inc. 401(k) Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Dallas, Texas

June 25, 2003